Exhibit 99.1
In re Washington Mutual, Inc., et al.
Case No. 08-12229 (MFW)

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3

POST-CONFIRMATION QUARTERLY SUMMARY REPORT

This Report is to be submitted for all bank accounts that are presently maintained by the post confirmation debtor.

Debtor's Name: Washington Mutual, Inc., et al	Bank: Various

Bankruptcy Number: 08-12229 (MFW)	Account Number: Various

Date of Confirmation: February 23, 2012	Account Type: Various

Reporting Period (month/year):	April 1, 2018 through June 30, 2018

Beginning Cash Balance:	$42,079,422

All receipts received by WMI Liquidating Trust (“Trust”) on behalf of the Debtors:

Cash Sales / Interest:	$117,681

Collection of Accounts Receivable:	$0

Proceeds from Litigation / Settlement:	$0

Sale of Debtor’s Assets:	$0

Other Cash Receipts /Transfers:	$321,504

Total of cash received:	$439,185

Total of cash available:	$42,518,607

Less all disbursements or payments (including payments made under the confirmed plan) made by the Trust:

Disbursements made under the plan, excluding the administrative claims of bankruptcy professionals:	$0

Disbursements made pursuant to the administrative claims of bankruptcy professionals:	$679,470

All other disbursements made in the ordinary course:	$615,911

Total Disbursements	$1,295,381

Maturity (Purchase) of Short-term Investments as allowed by U.S.C. Section 345(b) and the Liquidating Trust Agreement	$(26,173,406)

Ending Cash Balance:	$15,049,820

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

8/6/2018	/s/ John Maciel	Chief Financial Officer
Date	Name/Title

WMI Liquidating Trust
June 2018 Quarterly Summary Report -- UNAUDITED

TABLE OF CONTENTS

Page	Description

1	Background/Disclaimer

3	Schedule of Cash Receipts and Disbursements - Quarterly

4	Schedule of Cash Receipts and Disbursements - Cumulative

5	Statement of Net Assets in Liquidation (Balance Sheet)

6	Statement of Changes in Net Assets in Liquidation (Income Statement)

7	Notes to the Financial Statements

14	Rollforward of Liquidating Trust Interests

15	Next Dollar Analysis -- June 30, 2018

16	Rollforward of Disputed Claims Reserve

BACKGROUND / DISCLAIMER

This Quarterly Summary Report of WMI Liquidating Trust (the “Trust”), as successor-in-interest to Washington Mutual, Inc. (“WMI”) and WMI Investment Corp. (together referred to as the “Debtors”), to the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”) covering the period from April 1, 2018 through June 30, 2018, was prepared solely for the purpose of complying with the quarterly operating guidelines as described in the Chapter 11 Trustee Handbook, United States Department of Justice, May 2004 in accordance with 28 U.S.C. §1746(2).  This Quarterly Summary Report is limited in scope, covers only a limited time period, and is not intended to serve as a basis for investment in any security of any issuer.  This Quarterly Summary Report was prepared in accordance with liquidation basis accounting.  The financial data reflected in this document is not audited or reviewed by an independent registered public accounting firm and is subject to future adjustment and reconciliation.  Given its special purpose and limited scope, this report does not include all adjustments and notes that would be required to be reported in accordance with U.S. Generally Accepted Accounting Principles as adopted by the Financial Accounting Standards Board (“FASB”).  Results set forth in the Quarterly Summary Report should not be viewed as indicative of future results.  This disclaimer applies to all information contained herein.

On September 26, 2008 (the “Petition Date”), the Debtors commenced voluntary cases under chapter 11 of title 11 of the United States Code with the Bankruptcy Court.  Prior to the Petition Date, on September 25, 2008, the Director of the Office of Thrift Supervision appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Washington Mutual Bank (“WMB”), a subsidiary of WMI, and advised WMI that the receiver was immediately taking possession of WMB’s assets.  Immediately after its appointment as receiver, the FDIC sold substantially all the assets of WMB, including the stock of Washington Mutual Bank fsb, to JPMorgan Chase Bank, National Association (“JPMC”), pursuant to that certain Purchase and Assumption Agreement, Whole Bank, dated September 25, 2008.

The Bankruptcy Court confirmed the Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code that the Debtors filed with the Bankruptcy Court on December 12, 2011 (and as subsequently amended and modified from time to time, the “Plan”), by order, dated February 23, 2012 (the “Confirmation Order”) [D.I. 9759].  After the satisfaction or waiver of the conditions described in the Plan, the transactions contemplated by the Plan were consummated on March 19, 2012 (the “Effective Date”), and, on March 23, 2012, the Debtors made initial distributions to creditors pursuant to the Plan (the “Initial Distribution”).  WMI emerged on the Effective Date as a newly reorganized company, WMIH Corp. (formerly known as WMI Holdings Corp, “Reorganized WMI”).

In addition, the Plan provided for the creation of the Trust, which was formed on March 6, 2012, pursuant to the execution of a liquidating trust agreement, dated March 6, 2012, by and among the Debtors, William C. Kosturos, as the liquidating trustee (the “Liquidating Trustee”), and Delaware Trust Company (formerly known as CSC Trust Company of Delaware) as the Delaware resident trustee (the “Resident Trustee”) (as amended, the “Liquidating Trust Agreement”).  On or shortly after the Effective Date, certain of the Debtors’ assets were transferred to the Trust for the benefit of those stakeholders who were not paid in full in the Initial Distribution or whose claims remain disputed.  The Trust is a successor-in-interest to the Debtors pursuant to the Plan and the Liquidating Trust Agreement.  The Trust had an initial term of three years from the Effective Date, subject to extension for up to an additional three (3) years (subject to certain limited exceptions) with the approval of the Bankruptcy Court.  On January 5, 2015, the Trust filed a motion for an order authorizing a three-year extension of the term of the Trust (the “Extension Motion”).  On January 23, 2015, the Extension Motion was approved by the Bankruptcy Court, extending the Trust’s term for a period up to March 19, 2018.  Administration of the Trust is not complete, with claims remaining to be reconciled and certain assets remaining to be collected.  Accordingly, the Trust filed a request with the Internal Revenue Service and on November 21, 2017, the IRS notified the Trust that extension of the Trust’s term will not adversely affect the determination that the Trust is a liquidating trust and ruled that the term of the Trust may be extended up to an additional three years (i.e. through March 19, 2021).  Thereupon, the Trust filed a corresponding motion with the Bankruptcy Court to extend the term of the Trust to such date.  On December 20, 2017, and without objection of any party, the Bankruptcy Court approved the motion to extend the term of the Trust.

As successor-in-interest to WMI, the Trust bears the responsibility for future reporting to the Bankruptcy Court.  The Trust reports in accordance with liquidation basis accounting, which requires the reporting entity to report its assets and liabilities based on net realizable values, or the cash the Trust expects to receive for its assets.  For purposes of the Quarterly Summary Reports, management has used the fair market values assigned to the assets for tax reporting purposes.  Valuation of assets requires management to make difficult estimates and judgments.   Management used the services of an independent valuation firm to make its estimates for select assets.  Estimates necessarily require assumptions, and changes in such assumptions over time could materially affect the results.  Due to the inherently uncertain nature of estimates and underlying assumptions, the actual cash to be received by the Trust from liquidation of assets and liabilities will likely be different than reported.  Ongoing adjustments and reconciliations will be reflected in future Quarterly Summary Reports filed with the Bankruptcy Court (which the Trust files with the U.S. Securities and Exchange Commission, or “SEC,” under cover of Form 8-K), and in the Trust’s modified annual report on Form 10-K filed with the SEC for each fiscal year ending December 31.

The information provided in the notes to the financial statements is provided to offer additional information to the readers of this report.  However, the information is not complete and should be read in conjunction with the Plan and Disclosure Statement.  In addition, readers are encouraged to visit the Trust’s website at www.wmitrust.com, which contains links to the Trust’s filings with the SEC and documents filed with the Bankruptcy Court, including the Plan and Disclosure Statement.

WMI Liquidating Trust
June 2018 Quarterly Summary Report - UNAUDITED
Schedule of Cash Receipts and Disbursements -- Quarterly

	For the Quarter ended June 30, 2018

	Cash	Litigation Reserve	Disputed Claim Cash	Restricted Cash	Total
Beginning Cash - March 31, 2018	$9,359,119	$-	$32,720,303	$-	$42,079,422

Receipts
Interest /Investment Income Received	39,393	-	78,288	-	117,681
Treasury Bill accretion	-	-	-	-	-
Sale / Monetization of Debtor's assets	-	-	-	-	-
Collection of tax receivable	-	-	-	-	-
Proceeds from Litigation	-	-	-	-	-
Proceeds from run-off notes	-	-	-	-	-
Reimbursement for tax professional fees	-	-	-	-	-
Distribution from subsidiaries	-	-	-	-	-
Other receipts	321,504	-	-	-	321,504
Total Receipts	360,897	-	78,288	-	439,185

Transfers
Disallowance of disputed claims	-	-	-	-	-
Allowance of disputed claims	-	-	-	-	-
Allowance of unreserved claims	-	-	-	-	-
Distribution to disputed Liquidating Trust Interests	-	-	-	-	-
Claims disallowed for non-release	-	-	-	-	-
Release from litigation reserve	-	-	-	-	-
Other transfers	-	-	-	-	-
Total transfers	-	-	-	-	-

Disbursements/Payments

Disbursements to allowed claimants
Disbursements to Liquidating Trust Interests	-	-	-	-	-
Disbursements to newly released / allowed claims	-	-	-	-	-
Other disbursements to allowed claimants (taxes, releases, etc)	-	-	-	-	-

Disbursements made for bankruptcy expenses
For services prior to the effective date	-	-	-	-	-
For services after the effective date	679,470	-	-	-	679,470

Disbursements in ordinary course:
Salaries and benefits	327,116	-	-	-	327,116
Travel and other expenses	5,840	-	-	-	5,840
Occupancy and supplies	69,296	-	-	-	69,296
Other outside services	117,653	-	-	-	117,653
Other disbursements	20,798	-	-	-	20,798
Trust Advisory Board fees and expenses	75,208	-	-	-	75,208
Disbursements in ordinary course	615,911	-	-	-	615,911

Total Disbursements	1,295,381	-	-	-	1,295,381

Change in Short-term Investments
Maturity/(Purchase) of US. Gov't Securities	488,347	-	(26,661,753)	-	(26,173,406)

Ending Cash and Cash Equivalants	8,912,982	-	6,136,838	-	15,049,820

Ending Short-Term Securities	19,582,605		61,856,516		81,439,121

Total Cash and Short-Term Securities	$28,495,587	$-	$67,993,354	$-	$96,488,941

WMI Liquidating Trust
June 2018 Quarterly Summary Report - UNAUDITED
Schedule of Cash Receipts and Disbursements -- Cumulative

	From the Effective Date through June 30, 2018

	Cash	Litigation Reserve	Disputed Claim Cash	Restricted Cash	Total
Beginning Cash - Effective Date	$140,117,720	$20,000,000	$725,779,642	$53,738,857	$939,636,219

Receipts
Interest /Investment Income Received	661,815	-	1,078,522	10,158	1,750,495
Treasury Bill accretion	41,056	-	363,777	-	404,833
Sale / Monetization of Debtor's assets	4,669,218	-	-	-	4,669,218
Collection of tax receivable	71,700,000	-	-	-	71,700,000
Proceeds from Litigation	26,649,429	-	-	-	26,649,429
Proceeds from run-off notes	53,865,340	-	1,648,734	-	55,514,074
Distribution from subsidiaries	3,876,211	-	-	-	3,876,211
Reimbursement for tax professional fees	1,519,804	-	-	-	1,519,804
Other receipts	6,659,038	-	12,620	904,520	7,576,178
Total Receipts	169,641,911	-	3,103,653	914,678	173,660,242

Transfers
Disallowance of disputed claims	650,663,243	-	(650,663,243)	-	-
Allowance of disputed claims	-	-	(62,541,643)	62,541,643	-
Allowance of unreserved claims	(150,528)	-	-	150,528	-
Distribution to disputed Liquidating Trust Interests	(52,008,569)	-	52,008,569	-	-
Claims disallowed for non-release	14,213,262	-	-	(14,213,262)	-
Release from litigation reserve	14,127,159	(14,127,159)	-	-	-
Other transfers	1,527,305	-	-	(1,527,305)	-
Total transfers	628,371,872	(14,127,159)	(661,196,317)	46,951,604	-

Disbursements/Payments

Disbursements to allowed claimants
Disbursements to Liquidating Trust Interests	763,657,582	-	-	(10,937,075)	752,720,507
Disbursements to newly released / allowed claims	-	-	-	101,021,880	101,021,880
Other disbursements to allowed claimants (taxes, releases, etc)	44,004	-	-	11,520,334	11,564,338

Disbursements made for bankruptcy expenses
For services prior to the effective date	49,874,229	-	-	-	49,874,229
For services after the effective date	74,600,905	5,872,842	-	-	80,473,747

Disbursements in ordinary course:
Salaries and benefits	12,119,801	-	-	-	12,119,801
Travel and other expenses	348,193	-	-	-	348,193
Occupancy and supplies	2,844,672	-	-	-	2,844,672
Other outside services	1,944,165	-	-	-	1,944,165
Other disbursements	805,992	-	18,989	-	824,981
D&O Insurance	662,245	-	-	-	662,245
Trust Advisory Board fees and expenses	2,713,940	-	-	-	2,713,940
Disbursements in ordinary course	21,439,008	-	18,989	-	21,457,997

Total Disbursements	909,615,728	5,872,842	18,989	101,605,139	1,017,112,698

Change in Short-term Investments
Maturity/(Purchase) of US. Gov't Securities	(19,602,793)	-	(61,531,151)	-	(81,133,944)

Ending Cash and Cash Equivalants	8,912,982	-	6,136,838	-	15,049,820

Ending Short-Term Securities	19,582,605		61,856,516		81,439,121

Total Cash and Short-Term Securities	$28,495,587	$-	$67,993,354	$-	$96,488,941

WMI Liquidating Trust
June 2018 Quarterly Summary Report - UNAUDITED
Statements of Net Assets in Liquidation
(Liquidation Basis)

	6/30/2018	Effective Date
Assets:
Cash and short-term investments	$28,495,587	$140,117,720
Cash held in reserve for litigation costs	-	20,000,000
Cash and short-term investments - DCR	67,993,354	725,779,642
Other restricted cash	-	53,738,857
Total cash and and short-term securities	96,488,941	939,636,219

Global Settlement/Other taxes receivable	5,300,000	96,000,000
Runoff notes	-	127,851,091
Runoff notes held in reserve for disputed claims	-	1,232,742
Investment in subsidiaries	-	3,715,263
Directors and officers litigation	1,134,719	-
Prepaid expenses	770,451	948,080
Other assets	108,660	2,285,732
Total assets	$103,802,772	$1,171,669,128

Liabilities:
Pre-effective date liabilities	$-	$94,112,477
Cash held for allowed claimants	-	53,471,976
Estimated costs to operate trust (See Notes 2 and 7 for further information)	15,643,930	40,000,000
Accounts payable	-	6,123,945
Accrued wages and benefits	349,841	18,261
Other accrued liabilities	648,952	133,441
Accrued liabilities - DCR	2,260	-
Total liabilities	16,644,983	193,860,100

Net assets in liquidation:
Net assets subject to disputed claims	67,991,094	727,012,384
Net assets available to Liquidating Trust Interests	19,166,695	250,796,644
Total net assets	87,157,789	977,809,028

Total liabilities and net assets	$103,802,772	$1,171,669,128

The accompanying notes are an integral part of this unaudited financial statement.

WMI Liquidating Trust
June 2018 Quarterly Summary Report - UNAUDITED
Statement of Changes in Net Assets in Liquidation
(Liquidation Basis)

	Quarter Ended 6/30/2018	Cumulative to Date

Net assets, beginning:	$86,728,223	$977,809,028

Income
Interest / Investment income	428,766	35,497,828
Litigation Proceeds	-	27,403,287
Earnings / (Losses) from subsidiaries	-	160,949
Recovery of/(Additional) pre-effective expense	-	66,381,944
Other income / (Expense)	800	3,906,656
Total income	429,566	133,350,664

Expenses
Payroll and benefits	259,678	8,904,511
Occupancy and supplies	43,649	1,733,004
Professional fees & services	659,405	77,205,969
Other expenses	74,569	3,565,369

Total operating expenses	1,037,301	91,408,854
Change in reserve for costs to operate trust	(1,037,301)	(24,356,070)
Litigation expenses	-	5,875,843
Added / (Reduced) Expense	-	72,928,627

Changes in Market Value
Directors & Officers litigation receivable	-	1,134,719
Global Settlement Agreement Receivable	-	(19,000,000)
Total changes in market value	-	(17,865,281)

Other items
Allowed Claims	-	(62,541,601)
Disbursement to Liquidating Trust Interests - cash	-	(763,657,582)
Disbursement to Liquidating Trust Interests - runoff notes	-	(106,627,732)
Other disbursements	-	(381,080)
Total changes in Net Assets	429,566	(890,651,239)

Net assets, ending	$87,157,789	$87,157,789

The accompanying notes are an integral part of this unaudited financial statement.

NOTES TO FINANCIAL STATEMENTS
(Unless otherwise defined herein, all capitalized terms have the same meaning as defined in the Plan)

Note 1:	Establishing the Trust

The Plan provides for the creation of the Trust.  On or shortly after the Effective Date, certain of the Debtors’ assets were transferred to the Trust for the benefit of those stakeholders who were not paid in full as part of the Initial Distribution made on or about March 23, 2012, or whose claim was disputed or otherwise unresolved.  The Trust is and will continue to be responsible for liquidating, converting to cash, and distributing the Trust’s assets to the Trust’s beneficiaries.  The beneficiaries have received, and will continue to receive, under certain circumstances as specified by the Plan, beneficial interests in the Trust in exchange for their unpaid claims against or equity interests in the Debtors (“Liquidating Trust Interests” or “LTIs”).  The LTIs are not transferable except by will, intestate succession or operation of law.  The outstanding balance for LTIs as of June 30, 2018 is reported on the “Rollforward of Liquidating Trust Interests” included in this report.

Creditors who held unpaid claims as of the Effective Date and who were projected to receive recoveries under the Plan as of such date have received or will receive LTIs for their unpaid Allowed Claims entitling them to distributions from or by the Trust in accordance with the subordination provisions of the Plan.  If distributions from the Trust become available to creditors and former holders of equity securities issued by WMI who provided timely releases in accordance with the plan, and have not received LTIs, additional LTIs will be issued to effectuate future distributions.

In addition, the Liquidating Trustee administers the Disputed Claims Reserve (“DCR”).  Holders of claims that have not been allowed did not receive cash or LTIs as part of the Initial Distribution, and such assets were transferred to the DCR pending resolution of claims.  Since the Effective Date, the DCR balances have changed due to the disallowance or allowance of disputed claims as well as payment on behalf of LTIs held by the DCR.

The Trust, as a liquidating trust, is intended to qualify as a grantor trust for U.S. federal and state income tax purposes.  A grantor trust is generally not treated as a separate taxpaying entity (i.e., it is treated as a pass-thru entity); as such, we do not anticipate that the Trust will be subject to U.S. federal or state income taxation.  See Note 4.

Note 2:	Liquidation Basis Accounting

Given the liquidating nature of the Trust, management is reporting its financial statements using liquidation basis accounting, consistent with FASB Accounting Standards Codification (“ASC”) Topic 205-30 (“ASC 205-30”).  Liquidation basis accounting may be considered GAAP for entities that do not intend to continue as a going concern.

Key elements of liquidation basis accounting as set forth in ASC 205-30 include:

•
Presentation of an entity’s expected resources in liquidation by measuring and presenting assets at the amount of the expected cash proceeds from liquidation.  The Trust is reporting the values consistent with the values used for tax purposes, which were based on estimates made by an independent valuation firm for select assets.

•	An entity should recognize and measure its liabilities in accordance with U.S. GAAP that otherwise applies to those liabilities.

•
Instead of a balance sheet and income statement, the Trust provides a Statement of Net Assets in Liquidation and Statement of Changes in Net Assets in Liquidation.  The Statement of Net Assets should report assets and liabilities at the amount of cash expected to be received or paid in liquidation.  Such a report is inherently uncertain, as it is based on estimates and assumptions.  The cash amounts actually received and paid could be materially different than the reported balances.

•
The entity is required to accrue and separately present the costs that it expects to incur, and the income that it expects to earn, during the expected duration of liquidation, including any costs associated with the sale or settlement of those assets and liabilities.

On the Effective Date, the Trust recorded a liability (the “Operating Reserve”)1 of $40.0 million to operate the Trust.  Due to the passage of time and the ongoing nature of certain litigation and claims reconciliation, the actual and expected operating costs have increased over time.  As part of the Trust’s annual budgeting process for the 2018 fiscal year (and consistent with its prior practice), management reevaluated the ongoing operations of the Trust, including costs and expenses to litigate the Trust’s objections to remaining disputed claims, including the employee claims litigation (as discussed below in Note 7) and to monetize the Trust’s remaining assets.  During the quarter ended June 30, 2018, the Trust incurred operating expenses of $1.0 million.  Based on the approved budget and current conditions, management estimates total expenses for the remainder of the Trust to be approximately $15.6 million.  The Trust currently estimates total costs from the Effective Date through the end of the Trust, to be $107.0 million.

The Trust does not have predictable revenue-generating operations; therefore, in an effort to ensure that the Trust has adequate funds on hand to fund the possible increase in operational costs associated with, among other things litigating employee claims to final resolution, as of June 30, 2018, the Trust withheld- $10.1 million from funds otherwise available for distribution.  After giving effect to this additional “hold-back,” total funds available for operational purposes totals approximately $25.7 million.

Note 3:  Distributions to LTI Holders

The Plan and Liquidating Trust Agreement provide that the Trust will make distributions on at least a quarterly basis, subject to the availability of distributable cash and certain exceptions.  No excess cash was generated or received during the quarter.  Therefore, while the next regularly scheduled Distribution Date is August 1, 2018, the Trust will not make a quarterly cash distribution to LTI holders on that date.

Note 4:  Disputed Claims Reserve

From and after the Effective Date, the Trust retains, for the benefit of each holder of a disputed claim, cash, LTIs, as well as any dividends, gains or income attributable in respect of any of the foregoing.  The amounts retained are calculated as if each of the claims were an Allowed Claim in an amount equal to the lesser of (i) the liquidated amount set forth in the filed proof of Claim relating to such Disputed Claim, (ii) the amount in which the Disputed Claim shall be estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code and constitutes and represents the maximum amount in which such Claim may ultimately become an Allowed Claim, and (iii) such other amount as may be agreed upon by the holder of such Disputed Claim and the Liquidating Trustee; provided, however, that the recovery by any holder of a Disputed Claim shall not exceed the lesser of (i), (ii), and (iii) above.

Pursuant to the Plan and the Liquidating Trust Agreement, the Liquidating Trustee (A) treats the DCR as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and will make any appropriate elections) and (B) to the extent permitted by applicable law, reports consistently with the foregoing for state and local income tax purposes.  Accordingly, the DCR is a separate taxable entity for U.S. federal income tax purposes, and all distributions from such reserve are taxable to the reserve as if sold at fair market value.  Any distributions from the DCR will be treated for U.S. federal income tax purposes as if received directly by the recipient from the Debtors on the original claim or equity interest of such recipient.

On the Statement of Net Assets, as of June 30, 2018, DCR assets include cash and investment securities of $68.0 million.  The DCR, by reason of its allocable ownership of LTI assets on behalf of disputed claimants, is entitled to a pro rata share of the remaining assets of the Trust.  Assets of the DCR will be made available to the LTI holders in accordance with the Plan as and when disputed claims become disallowed.  For further information regarding the DCR, see the “Rollforward of Liquidating Trust Interests” and the “Rollforward of Disputed Claims Reserve” included in this report.

1 On the balance sheet, the item titled “Estimated cost to operate trust” is herein referred to as “the Operating Reserve.”

Note 5:	Global Settlement Agreement / Other Taxes Receivable

Pursuant to the Plan and the Global Settlement Agreement with JPMC and the FDIC, the Trust and JPMC will share in all future net tax refunds payable on account of consolidated federal income tax returns and on account of consolidated, combined, or unitary state returns filed by WMI and its subsidiaries (the “WMI Group”) for all tax years prior to 2009 on a 20% / 80% pro rata basis, respectively.  On the Effective Date, there were two litigation actions pending with respect to claimed federal income tax refunds and there were several state tax refunds pending from certain states.  As of June 30, 2018, there are up to $260 million in potential net tax refunds remaining of which the Trust would be entitled to 20% of such amount, or up to $52 million.  An escrow account (the “Tax Refund Escrow”) was established to accumulate net tax refunds in accordance with the terms of the Global Settlement Agreement (“GSA”).  Taking into account the refunds previously received, and the market value estimate discussed below, the balance of $5.3 million represents management’s estimate of the Trust’s share of the net tax refunds remaining.

WMI initiated a suit in the United States District Court of Western Washington at Seattle (“Washington District Court”) and two suits (subsequently combined into a single action) in the United States Court of Federal Claims (“Court of Claims”) claiming federal tax refunds for deductions for the amortization and abandonment of certain intangible assets by a predecessor corporation in the 1990 through 1995 and the 1998 tax years.  In addition to claiming deductions relating to certain intangible assets in the Court of Claims suit for 1995, WMI claimed a refund for taxes paid as a result of an Internal Revenue Service (“IRS”) audit adjustment accelerating the recognition of certain income into the 1995 tax year.  As of June 30, 2018, only the Court of Claims refund relating to deductions for certain intangibles remains unresolved.  The Washington District Court action is finalized with the Ninth Circuit ultimately holding that WMI did have a tax basis in the assets acquired but that it failed in meeting its burden of proof as to determining the proper amount of the refund to which it was entitled.

The unresolved portion of the Court of Claims action was litigated in a trial that commenced on February 16, 2016.  On February 21, 2017, the Court of Claims issued its opinion in which it dismissed the case brought by the WMI Group with prejudice; as such, the WMI Group cannot amend the complaint to address any alleged deficiencies.  The Court of Claims held that the WMI Group did not meet the burden of proof as to the value of the acquired intangibles and that the Court of Claims was unable to allocate the purchase price among the acquired intangibles.  On April 20, 2017, the WMI Group filed an appeal of this decision with the United States Court of Appeals for the Federal Circuit (the “Court of Appeals”).  The hearing date before the Court of Appeals was held for May 2, 2018.  On June 4, 2018, the Court of Appeals issued its ruling in which it affirmed the decision of the Court of Claims.  On July 19, 2018, the Trust filed a petition for rehearing en banc with the United State Court of Appeals for the Federal Circuit.

The State of Washington owes the Trust approximately $3.4 million of Business & Occupancy (“B&O”) tax refunds from 2004 and 2005.  Such taxes were not paid by the WMI Group; therefore, such refunds are not subject to the allocation formula set forth in the GSA.

The Trust used the services of an independent valuation firm to estimate the value of all outstanding tax litigation. As of June 30, 2018, the estimated value of the asset is $5.3 million.  However, if the Trust’s petition for rehearing en banc is denied, the Trust will not receive any amounts from the IRS and the value of the remaining litigation will be $0. Management believes the estimate of $5.3 million is reasonable with the likelihood of the B&O refund offsetting any decrease in valuation associated with the unfavorable ruling by the Court of Appeals.

Note 6:	Disputed Equity Escrow

In addition to the DCR, the Plan established a Disputed Equity Escrow to hold shares of Reorganized WMI common stock for distribution based on the resolution of disputed equity interests.  A dismissal of disputed equity interests will result in a distribution to common shareholders of Reorganized WMI consistent with the allocation of, and manner of distribution of, common shares on the Effective Date.  The shares and any cash that may be distributed on behalf of the shares are held in a separate escrow account that is not recorded as an asset of the Trust.  The Liquidating Trustee is the escrow agent for the Disputed Equity Escrow.  The Disputed Equity Escrow is taxed in a similar manner to the DCR (see description above).  All expenses of administering the Disputed Equity Escrow (other than taxes) are borne by the Trust.  Costs incurred cumulative-to-date total $7,500.

As of June 30, 2018, approximately 1.5 million shares of Reorganized WMI common stock and no cash remained in the Disputed Equity Escrow.

Note 7:	Employee Related Claims

As of June 30, 2018, the DCR held $66.5 million of cash in reserve on account of the Employee Claims, with the aggregate remaining amount of those claims totaling approximately $62.0 million after the application of the Section 502(b)(7) Cap (as defined below).

As previously disclosed, the Trust entered into settlements in principle with 56 of the Remaining Claimants representing over $90 million of disputed claims.  Since then, the FDIC and Board of Governors of the Federal Reserve System (“FRB”) directed the Trust to submit a letter request seeking a determination as to the applicability of the so-called ”golden parachute” regulations with respect to certain benefits for which these claimants are seeking payment.  As a result of the FDIC’s and FRB’s directive, only 32 claimants (representing approximately $19 million in claims) entered into stipulations with the Trust and agreed to participate in the interagency approval process.  In response to the Trust's letter request on behalf of the 32 claimants, by letter dated July 16, 2013, the FDIC notified the Trust that payments on account of such settlements (other than one de minimis settlement) are subject to such “golden parachute" regulations and can be paid to claimants only if and when the FDIC and FRB approve payment following a duly submitted application.  The Trust filed such application on August 14, 2013 (the “First Application”).  On the same day, the Trust also filed a second letter request with the FDIC requesting a determination as to whether such "golden parachute" regulations are applicable with respect to payments that would be payable to non-settling claimants (or claimants with settlements in principle who declined to finalize and execute stipulations with the Trust) if such claimants prevail on their claims before the Bankruptcy Court.  On April 22, 2014 (the “April Letter”), the Trust received a response to its August 14, 2013 letter stating that all but a small number of the agreements related to the remaining non-settled claims are subject to such “golden parachute” regulations and can be paid to claimants only if and when the FDIC and FRB approve payment following a duly submitted application.  During the pendency of the First Application, of the thirty-two (32) claimants who entered into stipulations with the Trust and agreed to participate in the interagency approval process: (1) one has been paid due to the de minimis amount of such settlement; (2) one has withdrawn his claim; (3) one claimant was added to the First Application in light of a subsequent settlement; (4) upon discussion with the FDIC, one claimant was paid and consequently withdrawn from the First Application; and (5) several claimants have notified the Trust of their termination of their respective stipulations.  By letter dated October 15, 2014, the FDIC denied the First Application in its entirety (the “Final FDIC Determination”).  On March 23, 2015, and consistent with the April Letter determination, the Trust filed a second application (the “Second Application”) with the FDIC and FRB requesting authorization to make payments to both the settling claimants and the non-settling claimants and a determination as to whether payment, in any amount, to any of such claims would be appropriate.  By letter dated May 1, 2015, the FDIC denied the Second Application.

In accordance with an order entered by the Bankruptcy Court, on September 20, 2013, the Trust filed a complaint in the United States District Court for the Western District of Washington (the “Washington District Court”) against the FDIC, FRB, and certain employee claimants (the “Individual Defendants”) seeking certain declaratory relief regarding the applicability of the “golden parachute” regulations and the “automatic termination” regulations to the employee related claims (the “Declaratory Judgment Action”).  On November 5, 2013, the Trust filed an amended complaint (the “Amended Complaint”).  Pursuant to an order of the Washington District Court, responses to the Amended Complaint were due on or before January 21, 2014, and several defendants filed motions to dismiss and/or to transfer venue of the proceeding.  The Trust filed its responses to such motions on March 6, 2014.  On July 3, 2014, United States District Court Judge Richard A. Jones, the presiding judge in the Declaratory Judgment Action, issued a decision and order granting certain defendants’ motion to transfer venue from the Washington District Court to the Bankruptcy Court (the “Decision Order”).  Additionally, the Decision Order terminated all other motions pending before the Washington District Court.  On July 30, 2014, the FDIC filed a motion to withdraw the reference of the Declaratory Judgment Action to the Bankruptcy Court and a motion seeking a determination of whether the Declaratory Judgment Action was core or non-core (the “FDIC Determination Motion”).  On August 22, 2014, certain of the employee claimants and the Trust entered into a stipulation with the FDIC and FRB agreeing that the reference of the Declaratory Judgment Action to the Bankruptcy Court should be withdrawn and that, upon such reference withdrawal, the FDIC’s Determination Motion should be deemed withdrawn as moot.  Subsequently, and because the Washington District Court had terminated previously-filed motions without a ruling, the FDIC and the FRB each filed a motion to dismiss the Amended Complaint for, inter alia, failure to state a claim and lack of subject-matter jurisdiction.  Additionally, several Individual Defendants also filed and/or joined two (2) separate motions to dismiss the Amended Complaint for, inter alia, failure to state a claim.  The Trust has opposed each of these motions to dismiss.  As of December 5, 2014, all four (4) motions to dismiss had been fully briefed.  By order of the United States District Court for the District of Delaware (the “Delaware District Court”) dated March 19, 2015, the reference to the Bankruptcy Court with respect to the Declaratory Judgment Action was withdrawn, and the action is now pending in the Delaware District Court, with United States District Court Judge Gregory M. Sleet presiding.

As noted above, on October 15, 2014, the FDIC rendered the Final FDIC Determination denying the First Application.  On October 29, 2014, the Trust commenced an action against the FDIC, in its corporate capacity, pursuant to the Administrative Procedure Act (“APA”) and the Declaratory Judgment Act in the United States District Court for the District of Columbia (the “D.C. District Court”), seeking, inter alia, judicial review of the Final FDIC Determination in which the FDIC declined to exercise its discretion and thereby denied the Trust the required regulatory approval to make payments pursuant to the Trust’s settlements with certain employee claimants (the “APA Action”).  The Trust asserted that, while the Trust is subject to the “golden parachute” regulations, the Final FDIC Determination did not sufficiently consider and weigh the First Application pursuant to the so-called “permissibility exception.”  In the APA Action, the Trust submitted that, among other things, due consideration of the relevant factors enumerated in the “permissibility exception” warranted permitting the payments contemplated by the settlement agreements.  On December 22, 2014, the FDIC filed its answer to the complaint in the APA Action.  Pursuant to an agreed upon scheduling order, the D.C. District Court ordered that (a) any motions for summary judgment must be filed on or before March 11, 2015, (b) responses to any such motions must be filed on or before March 25, 2015, and (c) replies in support of any motions for summary judgment must be filed on or before April 1, 2015.  In accordance therewith, both the FDIC and the Trust submitted motions for summary judgment and opposition papers.  Additionally, on April 8, 2015, the Trust and the FDIC filed a joint appendix containing the documents cited by the parties in their respective summary judgment motions.  On May 29, 2015, the D.C. District Court granted in part and denied in part each of the Trust’s and the FDIC’s motions for summary judgment.  As set forth in the subsequent Memorandum Opinion issued on June 9, 2015, the D.C. District Court upheld the Final FDIC Determination, but remanded certain issues to the FDIC for clarification.  By letter dated July 30, 2015, the FDIC clarified its decision regarding, among other things, the absence of supporting certifications in connection with the First Application.  On August 12, 2015, the Trust and the FDIC, agreeing that no further action was required in the APA Action, jointly moved the D.C. District Court for entry of a final order and judgment.  By Final Order and Judgment entered on August 19, 2015, the D.C. District Court entered final judgment and closed the APA Action.

As noted above, the Trust filed the Second Application with the FDIC regarding the claims of both settling and non-settling employee claimants.  By letter dated May 1, 2015, the FDIC denied payment in any amount to any settling or non-settling employee claimants covered by the Second Application.  Thereafter, the Trust filed a second action with the D.C. District Court seeking a review with respect to the Second Application (“APA2”, and together with the APA Action, the “APA Actions”), asserting that the wholesale denial of payments in any amount was arbitrary and capricious.  Thereafter, the FDIC answered the complaint and, based upon an agreed scheduling order, as of October 16, 2015, the Trust and the FDIC had fully briefed and submitted cross-motions for summary judgment.  On April 15, 2016, the D.C. District Court issued an order (the “APA2 Order”) with respect to the parties’ cross-motions for summary judgment.  The APA2 Order granted the FDIC’s motion for summary judgment, upholding the FDIC’s denial of the previously discussed Second Application, and thus held that the Trust is prohibited from making any payments to any of the claimants on account of their proofs of claim.  In doing so, however, the D.C. District Court recognized the burden on the estate to continue litigation but did not believe that this factor was sufficient to override the FDIC’s determination.

Based on the pendency of the APA Actions, the Declaratory Judgment Action was informally stayed until May 16, 2016.  Shortly thereafter, on June 28, 2016, the Trust moved for judgment on the pleadings on count 1 of certain Individual Defendants’ Counterclaims and for a declaratory judgement that the Trust  is a “Covered Company” subject to the ”golden parachute” regulations.  The matter was fully briefed on July 19, 2016 and submitted to the Delaware District Court for consideration.  On August 26, 2016, the Delaware District Court ruled on certain Individual Defendants’ pending motions to dismiss.  The Delaware District Court dismissed counts XVII-XIX of the Amended Complaint, which requested a declaratory judgment that certain employee claims were barred by res judicata.  The Delaware District Court denied the Individual Defendants’ motions to dismiss with respect to all of the other counts of the complaint.  On September 7, 2016, certain Individual Defendants filed answers and counterclaims and crossclaims against the Trust, the FDIC, and the FRB.  The Trust filed answers to those counterclaims on September 28, 2016.   On October 12, 2016, the Delaware District Court granted the FDIC’s and FRB’s motions to dismiss the Amended Complaint in their entirety, dismissing all of the claims in the Amended Complaint against them.  The Delaware District Court concluded that the determination of whether the Trust is a “Covered Company” must be adjudicated in an action pursuant to the Administrative Procedure Act and not in the declaratory judgment that Judge Walrath directed the Trust to assert.  The Delaware District Court’s October 12, 2016 Order was non-substantively amended on October 19, 2016.

On November 7, 2016, the FRB filed a motion to dismiss the crossclaims that had been filed by certain Individual Defendants on September 7, 2016, arguing that the Delaware District Court lacked subject matter jurisdiction over the crossclaims because the FRB had not waived its sovereign immunity and because the cross claimants failed to plead that an actual controversy existed between themselves and the FRB. The motion was fully briefed on December 1, 2016.  On November 9, 2016, the FDIC filed its answers and affirmative defenses in response to the Individual Defendants’ crossclaims.  On December 5, 2016, the FDIC moved for judgment on the pleadings on all crossclaims asserted against the FDIC on the basis that there is no private right of action under the “golden parachute” regulations and that the crossclaims therefore failed to state a claim. The motion was fully briefed on January 5, 2017.

On November 17, 2016, certain Individual Defendants filed a motion requesting that the Bankruptcy Court (a) dismiss the Trust’s omnibus objections to their bankruptcy claims; (b) dismiss, with prejudice, the Adversary Proceedings, filed in the Bankruptcy Court against certain of the Individual Defendants; (c) deem their bankruptcy claims allowed; and (d) assess the attorney’s fees and expenses incurred by the Individual Defendants in the Declaratory Judgment Action.  The motion was fully briefed on December 9, 2016.   On December 14, 2016, the Bankruptcy Court held a hearing and denied the Individual Defendants’ motion in its entirety.

On February 15, 2017, the Delaware District Court granted the FRB’s motion to dismiss the crossclaims filed by certain Individual Defendants on September 7, 2016, concluding that it lacked subject-matter jurisdiction over those claims.  In so doing, the Delaware District Court did not address the FRB’s argument that the cross-claimants had failed to state a claim, but denied the cross-claimants’ motions seeking leave to amend their cross-claims.  In the order, the Delaware District Court also granted the FDIC’s motion for judgment on the pleadings, concluding that the cross-claimants failed to plead a cognizable cause of action as a matter of law because they (1) had no private right of action under the Declaratory Judgment Act and (2) had failed to pursue an APA claim.

On March 31, 2017, the Delaware District Court granted in part and denied in part the Trust’s motion for judgment on the pleadings.  The court concluded that the Individual Defendants’ counterclaims on which the Trust had moved failed for the same reasons that their cross-claims against the FDIC failed, namely because the counter-claimants do not have a  private right of action outside of an action under the APA, which Individual Defendants had not pursued.  In its ruling, the Delaware District Court declined to issue a declaration that the Trust was a “Covered Company: subject to the “golden parachute” regulations, concluding that it lacked the power to do so because the Trust has no private right of action under the Declaratory Judgment Act.

Neither the Delaware District Court’s February 15, 2017 order nor its March 31, 2017 order resolved an outstanding motion that was filed by two Individual Defendants seeking leave to amend counterclaims against the Trust and cross-claims against the FDIC and the FRB.  The Trust’s claims against the Individual Defendants regarding the applicability of the Automatic Termination Regulations also remain pending.

Pursuant to a motion, dated June 7, 2017, the Trust moved for certification of a partial final judgment under Federal Rule of Civil Procedure 54(b) and for a temporary stay of the litigation pending before the Delaware District Court.  Specifically, the Trust asked the Delaware District Court to (1) enter a judgment consistent with its rulings in the prior orders finding that ‘no private right of action” exists and that parties must act in accordance with the Administrative Procedures Act (something the Trust did in accordance with its applications before the FDIC and the subsequent APA Action) and (2) stay consideration of the claims and causes of action with respect to the automatic termination regulations.   On June 21, 2017, the Individual Defendants opposed such relief and the Trust’s motion and filed a motion seeking judgment on the pleadings and entry of order granting the Individual Defendants judgment on the “Covered Company” and “automatic termination” issues.  The Trust opposed such relief.

Pursuant to an order, dated June 13, 2018, the Delaware District Court (a) granted the joinder motion of certain Individual Defendants, (b) granted the motion for judgment on the pleadings with respect to certain claims governed by the “Automatic Termination Regulations” (or “ATRs”), and (c) denied the Trust’s motion for partial judgment and entry of a temporary stay, ruling that as a result of Judge Sleet’s prior rulings, the Trust’s motion was rendered moot.  Specifically, noting the Trust’s position that many of the counts of the Amended Complaint were resolved by the Delaware District Court’s March Order, wherein the court found that there was no “private right of action” against either the FDIC or the FRB, the Delaware District Court found that, by extension, there can be no “private right of action” to assert the virtually identical Golden Parachute Claims against the Individual Defendants.  Additionally, the Delaware District Court found that the Trust was seeking an advisory opinion with respect to the ATR related counts which may be rendered unnecessary. The Trust continues to review the recent order.

The Trust and counsel to certain employee claimants have agreed to amend existing scheduling orders to provide that all outstanding discovery deadlines would be adjourned until July 2018.  The “change in control” hearing is scheduled to be held in February 2019.  As of the date hereof, the Trust has responded to 23 sets of requests for production of documents and 14 sets of interrogatories, has reviewed over 850,000 documents from approximately 120 custodians, and has produced more than 84,000 documents.

Note 8:	Director and Officer Downstream Litigation Asset

In June 2015, the Trust received $37.0 million related to the 2014 settlement of its litigation with the former WMI Directors and Officers (the “D&O Litigations”).  The Trust retained $26.3 million and distributed $7.7 million, after adjustment, to Reorganized WMI on June 23, 2015, as contemplated by the Plan.  Creditors who made elections for Reorganized WMI common stock, as discussed above, had their LTI balance reduced by a pro rata share of the $7.7 million, after adjustment, distributed to Reorganized WMI.

The settlement was contingent upon entering into a Reserve Settlement Agreement (the “RSA”) related to the D&O Litigations.  On July 21, 2015, the Trust funded a segregated account (the “Reserve”) with $3.0 million, as anticipated by the RSA.  On September 29, 2017, the Trust received the third scheduled distribution of $500,000 from the Reserve.  The Trust retained $376,900 and, on October 3, 2017, distributed $123,100 to Reorganized WMI.  In total, the Trust has retained $1,131,000 and Reorganized WMI was paid $369,000.

As of June 30, 2018, the Trust’s balance sheet reflects $1.1 million, which represents the expected value of the Reserve to be distributed to the Trust over time, with the remainder to be paid to Reorganized WMI under certain conditions, as contemplated by the Plan.

WMI Liquidating Trust
June 2018 Quarterly Summary Report -- UNAUDITED
Rollforward of Liquidating Trust Interests (1)

	Beginning -- 04/01/18	Post Effective Accretion	Allowed	Disallowed	Disbursement	Other	Ending -- 06/30/18	06/30/18 - 08/01/18 Accretion	Projected 08/01/18 Distribution	Projected Ending Balance

PIERS (Tranche 4)	$38,959,895	$188,038	$-	$-	$-	$-	$39,147,934	$66,339	$-	$39,214,272

Remaining Postpetition Interest Claim (Tranche 4) (2)	10,106,103	48,777	-	-	-	-	10,154,879	17,208	-	10,172,087

Allowed General Unsecured Claims (Tranches 2-4)	559,780	2,702	-	-	-	-	562,482	953	-	563,435

LTI balances -- Current LTI holders	49,625,778	239,517	-	-	-	-	49,865,295	84,500	-	49,949,795

LTI balances -- Disputed Claims (GUC)	447,773	2,161	-	-	-	-	449,934	762	-	450,696

TOTAL LTI Balances	$50,073,551	$241,678	$-	$-	$-	$-	$50,315,229	$85,263	$-	$50,400,491

NOTES

* Holders of Liquidating Trust Interests will receive statements of their individual LTI holdings outlining the respective rollforward activity through 08/01/18.

1)
Liquidating Trust Interests are not issued to holders of subordinated claims and equity interests. Additional LTIs will only be issued to holders of subordinated claims and equity interests if proceeds exceed the face amounts issued to current LTI holders.

2)
A Claim by a holder of an Allowed Senior Notes Claim with respect to Floating Rate Notes against any of the Debtors or the Debtors’ estates for interest accrued during the period from the Petition Date up to and including the date of final payment of such Claim, in an amount equal to: (a) such holder’s Postpetition Interest Claim minus, (b) such holder’s Intercreditor Interest Claim.

WMI Liquidating Trust Next Dollar Analysis - LTI Balance as of June 30, 2018

Remaining Aggregate Distribution	Distribution Description	LTI Distribution Recipient (1)

Up to $50,315,229	Until LTI holders of Remaining Post-Petition Interest, PIERS and GUC are paid in full	Remaining Post Petition Interest Claim -- Senior Floating	20.2%
		General Unsecured Claims	2.0%
		PIERS CUSIPs	77.8%

NOTES:

(1)  The disputed claims (on an "as if allowed" basis) are included in the General Unsecured Claims percentages.

WMI Liquidating Trust
June 2018 Quarterly Summary Report - UNAUDITED
Rollforward of Disputed Claims Reserve

	Disputed Assets (1)	LTI (2)

Beginning Balance - 03/31/2018	$67,689,174	$447,773

Post-effective Accretion on LTI portion	-	2,161

Net Cash Interest Earned on Disputed Assets	301,919	-

Cash Distribution to Disputed LTIs	-	-

Less: Allowed Claims	-	-

Less: Disallowed Claims	-	-

Ending Balance - 06/30/2018	$67,991,094	$449,934

NOTES:
1)	"Disputed Assets" includes cash held for the benefit of disputed claims.
2)	The face amount of unpaid claims which represents a claim against the general assets of the Trust, distributable in accordance with the subordination provisions of the Plan.